                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                            SS&C TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            SS&C TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SS&C Technologies, Inc., a Delaware corporation (the "Company"), will be held on May 24, 2001 at 9:00 a.m. at the Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut 06117-2297 (the "Meeting") for the purpose of considering and voting upon the following matters:

        1.  To elect two Class II directors for the ensuing three years;

        2. To approve an amendment to the Company's 1998 Stock Incentive Plan, as amended, to increase the number of shares of the Company's Common Stock, $.01 par value per share, authorized for issuance thereunder from 2,000,000 to 2,500,000 shares;

        3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year; and

        4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /S/ WILLIAM C. STONE
                                          William C. Stone, Secretary

April 27, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            SS&C TECHNOLOGIES, INC.
                               80 LAMBERTON ROAD
                           WINDSOR, CONNECTICUT 06095

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SS&C Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on May 24, 2001 at 9:00 a.m. at the Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut 06117-2297 and at any adjournments thereof (the "Meeting"). Except where the context otherwise requires, references to the Company in this Proxy will mean the Company and any of its subsidiaries.

     Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     On April 9, 2001, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 16,231,135 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), were outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 ARE FIRST BEING MAILED OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 27, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER AND THE PAYMENT OF AN APPROPRIATE PROCESSING FEE, FURNISH COPIES OF THE EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K. PLEASE ADDRESS ALL SUCH REQUESTS TO SS&C TECHNOLOGIES, INC., 80 LAMBERTON ROAD, WINDSOR, CONNECTICUT 06095, ATTENTION: SECRETARY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2001, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Chief Executive Officer and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2000, (iv) each of two additional persons who would have been included among the most highly compensated executive officers if he were serving as such on December 31, 2000 (clauses (iii) and (iv), the "Named Executive Officers") and (v) all executive officers, directors and nominees for director as a group.

                                                                   AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP(1)
                                                              ---------------------------
                                                              NUMBER OF       PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                SHARES           CLASS
            ------------------------------------              ----------      -----------
5% STOCKHOLDERS:
William C. Stone(2).........................................  4,666,944          28.6%
  c/o SS&C Technologies, Inc.
  80 Lamberton Road
  Windsor, CT 06095
General Atlantic Partners, LLC(3)...........................  2,595,140          16.0%
  c/o General Atlantic Service Corporation
  3 Pickwick Plaza
  Greenwich, CT 06830
Stadium Capital Management, LLC(4)..........................    924,075           5.7%
  430 Cowper Street
  Palo Alto, CA 94301
OTHER DIRECTORS AND NOMINEES:
David W. Clark, Jr.(5)......................................    125,000          *
Joseph H. Fisher(6).........................................     56,900          *
Patrick J. McDonnell(7).....................................     20,000          *
Stephen P. Reynolds(8)......................................     20,000          *
Jonathan M. Schofield(9)....................................     37,600          *
William W. Wyman(10)........................................     52,500          *
OTHER NAMED EXECUTIVE OFFICERS:
Normand A. Boulanger(11)....................................     52,496          *
Anthony R. Guarascio(12)....................................     53,332          *
Steven M. Helmbrecht(13)....................................         --         --
Donald T. MacLauchlan(14)...................................         --         --
All executive officers and directors as a group (9
  Persons)(15)..............................................  5,084,772          30.6%

------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 28, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Includes 112,264 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

 (3) Consists of 2,379,076 shares held by General Atlantic Partners 15, L.P. ("GAP 15") and 216,064 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 15 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven A. Denning, Peter L. Bloom, David C. Hodgson, William O. Grabe, William E. Ford, Clifton S. Robbins and Franchon
     M. Smithson (collectively, the "GAP Managing Members"). The GAP Managing Members are the general partners of GAP Coinvestment. Mr. Reynolds, currently a Class II director of the Company, is a special advisor to General Atlantic Partners, LLC and a limited partner in GAP Coinvestment. The foregoing information is based solely on a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission by GAP 15 and GAP Coinvestment.

 (4) Stadium Capital Management, LLC ("SCM") is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. Stadium Capital Partners, L.P. is a client of SCM. Alexander M. Seaver and Bradley
     R. Kent are the managers of SCM. The foregoing information is based solely on a Schedule 13D, dated November 10, 2000, filed with the Securities and Exchange Commission by SCM.

 (5) Consists of 60,000 shares held directly by Mr. Clark, 30,000 shares held by the Clark Limited Family Partnership, of which Mr. Clark is a general partner, 10,000 shares held by Anna F. Clark, Mr. Clark's spouse, and 25,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001. Mr. Clark disclaims beneficial ownership of the shares held by the Clark Limited Family Partnership except to the extent of his proportionate pecuniary interest therein.

 (6) Consists of 30,400 shares held directly by Mr. Fisher, 1,500 shares held by Linda L. Luchs, Mr. Fisher's spouse, and 25,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

 (7) Includes 10,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

 (8) Consists of 20,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001. Mr. Reynolds is not standing for re-election as a Class II director of the Company.

 (9) Includes 20,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

(10) Consists of 52,500 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001. Mr. Wyman is retiring as a Class I director of the Company immediately prior to the Meeting.

(11) Consists of 52,496 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

(12) Consists of 53,332 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

(13) Mr. Helmbrecht left the Company in May 2000.

(14) Mr. MacLauchlan left the Company in November 2000.

(15) Includes an aggregate of 370,592 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Common Stock (the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended December 31, 2000, the Reporting Persons complied with all
Section 16(a) filing requirements, except as set forth below.

     On June 5, 2000, Mr. McDonnell filed his Initial Statement of Beneficial Ownership of Securities on Form 3, which was required due to his election on May 23, 2000 as a Class III director of the Company, three days after the required filing date.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment to the Company's 1998 Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters to be voted on at the Meeting, each of which requires the affirmative vote of either a plurality of the votes cast or a majority shares present in person or represented by proxy and voting on the matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     The Company has a classified Board of Directors currently consisting of two Class I directors (Jonathan M. Schofield and William W. Wyman), two Class II directors (Joseph H. Fisher and Stephen P. Reynolds) and three Class III directors (William C. Stone, David W. Clark, Jr. and Patrick J. McDonnell), (the "Board"). Mr. Wyman is retiring as a Class I director immediately prior to the Meeting. The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring.

     Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class II directors, Joseph H. Fisher and David W. Clark, Jr. to serve for the ensuing three-year term. Mr. Fisher is currently a Class II director. Mr. Clark, currently a Class III director, is resigning as a Class III director immediately prior to the Meeting and is standing for election as a Class II director. If elected, Mr. Clark will occupy the seat on the Board currently held by Mr. Reynolds, who is not standing for re-election as a Class II director.

     Each Class II director will be elected to hold office until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board has no reason to believe that either nominee will be unable to serve if elected.

     For each member of the Board whose term of office as a director continues after the Meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he serves as a director, his age and length of service as a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers of the Company.

  Nominees for Terms Expiring in 2004 (Class II Directors)

     JOSEPH H. FISHER, age 57, has served on the Board since January 1992. Mr. Fisher has been retired since May 1991. Mr. Fisher served as the Managing Partner of the Hartford, Connecticut office of KPMG LLP, an accounting firm, from 1983 through 1991. Mr. Fisher currently serves as a member of the Boards of Directors of ConnectiCare, Inc., a managed care organization, Curtis Corporation, a privately-held packaging company, and the Connecticut Housing Finance Authority.

     DAVID W. CLARK, JR., age 63, has served on the Board since November 1992. Mr. Clark is currently the Managing Director of Pryor & Clark Company, a corporation involved in private investments and venture capital, where he has served since 1991. Mr. Clark has previously served as President, Chief Operating Officer and Treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, President and Chief Executive Officer of CompuDyne Corporation, a supplier of federal, state and municipal security systems, and President and Chief Operating Officer of Lydall, Inc., a diversified manufacturer of industrial products. Mr. Clark currently serves as Chairman of the Board of Directors of Checkpoint Systems Inc., a manufacturer of retail security systems and specialty labels, and as a member of the Board of CompuDyne Corporation.

  Directors Whose Terms Expire in 2002 (Class III Directors)

     WILLIAM C. STONE, age 46, founded the Company in 1986 and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. Mr. Stone also served as President from the Company's inception through April 1997 and since March 1999. Prior to founding the Company, Mr. Stone directed the financial services consulting practice of KPMG LLP in Hartford, Connecticut and served as Vice President of Administration and Special Investment services at Advest, Inc., a financial services company.

     PATRICK J. MCDONNELL, age 57, has served on the Board since May 2000. Since June 2000, Mr. McDonnell has served as the President and Chief Executive Officer of the McDonnell Company LLC, a business consulting company. From September 1999 through June 2000, Mr. McDonnell served as the President and Chief Executive Officer of Jordan Professional Services, a professional services firm. From September 1998 through August 1999, Mr. McDonnell served as the President and Chief Operating Officer of LAI Worldwide, an executive recruitment firm. From July 1998 through August 1998, Mr. McDonnell served as Director of Global Assurance for PricewaterhouseCoopers LLP, an accounting firm. Prior to that time, Mr. McDonnell served as the Vice Chairman of Business Assurance for PricewaterhouseCoopers.

  Director Whose Term Expires in 2003 (Class I Director)

     JONATHAN M. SCHOFIELD, age 60, has served on the Board since April 1997. Mr. Schofield has been retired since March 2001. From December 1992 through March 2001, Mr. Schofield served as the Chairman of the Board of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 through February 2000, he also served as Chief Executive Officer of Airbus Industrie of North America. From 1989 through 1992, Mr. Schofield served as President of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products. Mr. Schofield serves on the Board of Directors of Aviall, Inc., an aviation parts and supplies distribution company.

     See "Security Ownership of Certain Beneficial Owners and Management" above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

BOARD AND COMMITTEE MEETINGS

     The Board met six times (including by telephone conference) during 2000. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

     The Board has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers certain of the Company's stock benefit plans. The Compensation Committee held one meeting during 2000. The current members of the Compensation Committee are Messrs. Reynolds and Schofield. It is expected that Mr. Clark will replace Mr. Reynolds as a member of the Compensation Committee as of the date of the Meeting.

     The Board has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held five meetings during 2000. The current members of the Audit Committee are Messrs. Clark, Fisher and McDonnell.

     The Board has no nominating committee.

DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $500 for attendance at each meeting of the Board (other than telephonic meetings). Employee directors are not entitled to compensation for attendance at these meetings in their capacities as directors.

  1996 Director Stock Option Plan

     The 1996 Director Stock Option Plan (as amended, the "Director Plan") was adopted by the Board and approved by the stockholders of the Company in April 1996. In February 2000, the Board adopted amendments to the Director Plan, which were approved by the stockholders of the Company in May 2000. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common

Stock. A total of 300,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

     Each eligible director shall receive options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board. In addition, options to purchase 10,000 shares of Common Stock shall be granted to each eligible director on the date of each annual meeting of stockholders, provided that such director shall continue to serve as a director immediately after such annual meeting. All options granted under the Director Plan shall vest immediately on the date of grant and the exercise price of options granted under the Director Plan shall equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

     In the event an optionee ceases to serve as a director of the Company, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his or her death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option granted under the Director Plan shall be exercisable after the expiration of ten years from the date of grant.

     Options to purchase 10,000 shares of Common Stock at an exercise price of $4.59 per share were granted under the Director Plan to each of Messrs. Clark, Fisher, McDonnell, Schofield, Reynolds and Wyman on May 23, 2000, the date of the Company's 2000 Annual Meeting of Stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                 ANNUAL COMPENSATION       AWARDS
                                                 --------------------   ------------
                                                                         SECURITIES
                                                                         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR  SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                ----  ---------   --------   ------------   ---------------
William C. Stone.........................  2000  $400,000          --     100,000          $2,592(1)
  Chairman of the Board, President and     1999   343,750          --          --           1,000(2)
  Chief Executive Officer                  1998   250,000    $150,000     450,000           1,000(2)
Anthony R. Guarascio(3)..................  2000   215,250          --      50,000           2,321(4)
  Senior Vice President and                1999   198,750      25,000          --           1,000(2)
  Chief Financial Officer                  1998    43,731          --      70,000           1,000(2)
Normand A. Boulanger(5)..................  2000   203,334          --      75,000           2,000(2)
  Senior Vice President,
  Institutional Business Unit
Donald T. MacLauchlan(6).................  2000   161,859          --      50,000           1,500(2)
  Senior Vice President,
  Development
Steven M. Helmbrecht(7)..................  2000   113,886          --      50,000           2,000(2)
  Senior Vice President, Europe,           1999   245,673      25,000      25,000           1,000(2)
  the Middle East and Africa               1998   190,500          --      50,000           1,000(2)

------------
(1) Consists of the Company's contribution of $2,000 to Mr. Stone under its 401(k) savings plan and the Company's payment of $592 of long-term disability premiums for the benefit of Mr. Stone.

(2) Represents the Company's contribution to the indicated person under its 401(k) savings plan.

(3) Mr. Guarascio joined the Company and became an executive officer of the Company in October 1998.

(4) Consists of the Company's contribution of $2,000 to Mr. Guarascio under its 401(k) savings plan and the Company's payment of $321 of long-term disability premiums for the benefit of Mr. Guarascio.

(5) Mr. Boulanger became an executive officer of the Company in May 2000.

(6) Mr. MacLauchlan became an executive officer of the Company in May 2000 and left the Company in November 2000.

(7) Mr. Helmbrecht left the Company in May 2000.

  Option Grants

     The following table sets forth certain information concerning grants of stock options made to each of the Named Executive Officers during 2000. The Company granted no stock appreciation rights during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE
                          -------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                          NUMBER OF      PERCENT OF                                              OF STOCK PRICE
                          SECURITIES   TOTAL OPTIONS                                        APPRECIATION FOR OPTION
                          UNDERLYING     GRANTED TO      EXERCISE                                  TERM($)(1)
                           OPTIONS      EMPLOYEES IN     PRICE PER                         --------------------------
NAME                      GRANTED(#)   FISCAL YEAR(%)   SHARE($)(2)    EXPIRATION DATE         5%             10%
----                      ----------   --------------   -----------   -----------------    ----------      ----------
William C. Stone........   100,000          6.5%           $5.50      February 17, 2010     $346,000        $877,000
Anthony R. Guarascio....    50,000          3.2%            5.50      February 17, 2010      173,000         438,500
Normand A. Boulanger....    75,000          4.9%            5.50      February 17, 2010      259,500         657,750
Donald T. MacLauchlan...    50,000          3.2%            5.50       February 1, 2001(3)       N/A             N/A
Steven M. Helmbrecht....    50,000          3.2%            5.50        August 12, 2000(4)       N/A             N/A

------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) All options were granted at the closing price on the Nasdaq National Market on February 17, 2000, which was the date of grant.

(3) These options expired by their terms 90 days after Mr. MacLauchlan left the Company.

(4) These Options expired by their terms 90 days after Mr. Helmbrecht left the Company.

  Fiscal Year-End Option Value Table

     The following table summarizes certain information regarding the number and value of unexercised stock options held as of December 31, 2000 by each of the Named Executive Officers. No stock options or stock appreciation rights were exercised during 2000 by the Named Executive Officers, and no stock appreciation rights were outstanding as of December 31, 2000.

                         FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING              VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                      FISCAL YEAR-END(#)          FISCAL YEAR-END($)(1)
                                                   -------------------------    -------------------------
NAME                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                               -------------------------    -------------------------
William C. Stone.................................      81,810 / 468,190                  $0 / $0
Anthony R. Guarascio.............................      37,916 /  82,084                   0 /  0
Normand A. Boulanger.............................      32,707 /  92,293               3,438 /  0
Donald T. MacLauchlan............................      18,247 /       0                   0 /  0
Steven M. Helmbrecht.............................           0 /       0                   0 /  0

------------
(1) Value based upon the last sales price per share ($4.3438) of the Common Stock on December 29, 2000, as reported on the Nasdaq National Market, less the exercise price.

  Employment Agreements

     In March 1996, the Company and Mr. Stone entered into an employment agreement providing for the employment of Mr. Stone as the Company's President and Chairman of the Board. The agreement had an initial term of three years which ended in March 1999. The agreement is automatically renewed for additional one-year terms until terminated by either the Company or Mr. Stone. Originally, the agreement provided for an annual base salary of $250,000 and annual incentive compensation in an amount to be determined by the Board or the Compensation Committee in their respective discretion. In 1999, the Compensation Committee increased Mr. Stone's annual base salary under the agreement to $343,750. The agreement contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with the Company while employed by the Company and for a period of two years (if Mr. Stone's employment is terminated for cause by the Company or voluntarily by Mr. Stone) thereafter.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering certain of the Company's stock benefit plans. The Compensation Committee currently consists of Messrs. Reynolds and Schofield.

     The objectives of the Company's executive compensation program are to:

     - Attract and retain key executives critical to the long-term success of the Company;

     - Align the interests of executive officers with the interests of stockholders and the success of the Company; and

     - Recognize and reward individual performance and responsibility.

  Executive Compensation Program

     General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available to the Company's employees, generally. These benefit programs include medical benefits, the 1996 Employee Stock Purchase Plan and the 401(k) Profit Sharing Plan and Trust.

     For 2000, the Company's management recommended the executive compensation packages, subject to approval and oversight by the Compensation Committee.

     Base Compensation. William C. Stone, the Company's Chief Executive Officer, is a party to an employment agreement with the Company which is automatically renewed each year until terminated by either the Company or Mr. Stone. Originally, Mr. Stone's employment agreement provided for an annual base salary of $250,000, subject to any increase as may be approved by the Board or the Committee and agreed to by Mr. Stone. In May 1999, the Compensation Committee increased Mr. Stone's annual base salary to $400,000. The Compensation Committee significantly increased Mr. Stone's base salary in 1999 in light of the highly competitive market for executives in the software industry, the comparable compensation received by other executives of the Company and the Compensation Committee's qualitative judgment of Mr. Stone's contributions to the Company. See "Compensation Of Executive Officers -- Employment Agreements."

     For 2000, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Compensation Committee. In addition, base compensation for each executive officer was determined on a case by case basis in light of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Short-Term Incentive Compensation. Under the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), the Compensation Committee has discretionary authority to award bonuses to individual executive officers. The Compensation Committee believes the Short-Term Plan provides significant incentive to the Company's executive officers because it enables the Compensation Committee to reward outstanding individual achievement. In light of the Company's overall performance during 2000, the Compensation Committee elected not to award any bonuses to the Company's executive officers, including the Company's Chief Executive Officer, for services rendered during 2000.

     Long-Term Incentive Compensation. The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Common Stock. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company's stock price increases above the fair market value of the common stock at the time they were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 2000, the Company granted options to purchase an aggregate of 325,000 shares of Common Stock to its executive officers, which included a grant to Mr. Stone of an option to purchase 100,000 shares. Mr. Stone's option grant reflects the highly competitive market for executives in the software industry, the comparable long-term incentive compensation received by other executives of the Company and the Compensation Committee's qualitative judgment of Mr. Stone's contributions to the Company.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure grants of stock options to its executive officers to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in
Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer's performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from
Section 162(m).

     Submitted by the Compensation Committee of the Board of Directors of SS&C Technologies, Inc.

                                          Stephen P. Reynolds
                                          Jonathan M. Schofield

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of three independent directors as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter first adopted by the Board of Directors in May 2000. A copy of the charter is attached hereto as Appendix A. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors.

     Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors.

     The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Accountants.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          David W. Clark, Jr.
                                          Joseph H. Fisher (Chairman)
                                          Patrick J. McDonnell

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock for the period from May 31, 1996 through December 31, 2000 with the cumulative total return on (i) Standard and Poor's S&P 500 Composite Index and
(ii) Nasdaq's Computer and Data Processing Index. The comparison assumes an investment of $100 on May 31, 1996 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to May 30, 1996, the Common Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           [STOCK PERFORMANCE CHART]

                                            5/31/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                            -------   --------   --------   --------   --------   --------
SS&C Technologies, Inc. ..................  100.00      43.04      63.29      65.29      38.93      27.85
S&P 500 Composite Index...................  100.00     110.70     145.03     183.71     219.58     197.32
Nasdaq Computer and Data Processing
  Index...................................  100.00     102.17     125.58     224.03     492.20     227.73

                      PROPOSAL 2 -- AMENDMENT TO THE 1998
                              STOCK INCENTIVE PLAN

     On February 8, 2001, the Board adopted resolutions, subject to stockholder approval, to approve an amendment (the "1998 Plan Amendment") to the 1998 Stock Incentive Plan, as amended (the "1998 Plan"), to increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 2,500,000 shares.

     The Board adopted the 1998 Plan Amendment because it believes that the number of shares currently available under the 1998 Plan is insufficient to satisfy the Company's incentive compensation needs through fiscal 2001. The Board believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success.

     As of March 31, 2001, 1,135,814 shares of Common Stock were available for issuance under the 1998 Plan.

SUMMARY OF THE 1998 PLAN

     The following is a summary of the material provisions of the 1998 Plan.

     Description of Awards. The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, "Awards").

     Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations). Options may not be granted for a term in excess of ten years (or in excess of five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations). The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 1998 Plan is 750,000 shares per calendar year.

     As of March 31, 2001, approximately 379 persons were eligible to receive Awards under the 1998 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group of persons. The following table summarizes options awarded under the 1998 Plan to designated individuals and groups since the adoption of the 1998 Plan in March 1998:

                                                               EXERCISE PRICE        NUMBER OF
NAME AND POSITION                                             ($ PER SHARE)(2)    OPTIONS GRANTED
-----------------                                             ----------------    ---------------
William C. Stone............................................       $ 5.50             100,000
  Chairman of the Board,
  President and Chief
  Executive Officer
Anthony R. Guarascio........................................         7.91             120,000
  Senior Vice President and
  Chief Financial Officer
Normand A. Boulanger........................................         7.51             105,000
  Senior Vice President,
  Institutional Business Unit
Donald T. MacLauchlan.......................................         6.12              64,000
  Senior Vice President,
  Development
Steven M. Helmbrecht........................................         9.45             125,000
  Senior Vice President, Europe,
  the Middle East and Africa
David W. Clark, Jr.(1)......................................           --                  --
  Director Nominee
Joseph H. Fisher(1).........................................           --                  --
  Director Nominee
Current Executive Officers, as a group......................         7.04             325,000
Non-Executive Officer Directors, as a group(1)..............           --                  --
Non-Executive Officer Employees, as a group.................        14.25             534,680

---------------
(1) Only employees and consultants (including officers and directors) of the Company are eligible for option grants under the 1998 Plan.

(2) Exercise prices for options granted under the 1998 Plan are shown on a weighted-average basis for the individuals and groups presented.

  Administration

     The 1998 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board may delegate authority under the 1998 Plan to one or more Board committees, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers.

     Subject to any applicable limitations contained in the 1998 Plan, the Board, the Compensation Committee or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board has delegated to the Chief Executive Officer the authority to grant Awards under the 1998 Plan, provided that the maximum number of shares subject to Awards granted during any calendar year to any one recipient by such executive officer shall not exceed 750,000 shares.

     The Board is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards thereunder to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1998
Plan), each outstanding option or other Award shall be assumed or an equivalent option or award substituted by the successor corporation or shall be deemed to be fully exercisable or free from restrictions, as the case may be, prior to consummation of the Acquisition Event. In the event that an option or other Award is assumed or substituted by the successor corporation, such option or award shall become immediately exercisable or vested in full if, on or prior to the first anniversary of the Acquisition Event, the recipient terminates his or her employment for Good Reason (as defined in the 1998 Plan) or is terminated without Cause (as defined in the 1998 Plan).

     Amendment or Termination. No Award may be made under the 1998 Plan after March 18, 2008, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan. This summary is based on the federal tax laws in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If the participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Non-Statutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within the 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to the Company

     The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     THE BOARD BELIEVES THAT THE APPROVAL OF THE 1998 PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 2001, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board will reconsider the matter. A representative of PricewaterhouseCoopers LLP, which served as the Company's independent public accountants for the year ended December 31, 2000, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

  Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $232,218 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $259,703 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 80 Lamberton Road, Windsor, Connecticut 06095, no later than December 28, 2001.

     If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

     The Board knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          /S/ WILLIAM C. STONE
                                          William C. Stone, Secretary

April 27, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                   MAY, 2000

I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Review the Company's financial reports and other financial information prior to public release.

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Review and appraise the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (NASD). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors (as defined by the NASD), free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors quarterly review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Report Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. The Committee shall consider whether it will recommend to the

Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

     3. In consultation with the management, the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, and plans for implementation, if applicable.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to the public. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should oversee and review with the independent auditors all significant relationships or services they have with the Company that could impair the auditors' objectivity and independence. The Committee shall ensure receipt from the independent auditors of a formal written statement delineating all such relationships.

     8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

  Legal Compliance

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     12. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     14. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     15. Review management's monitoring of the Company's compliance with the Company Code of Ethical Conduct, and ascertain that management has the proper review system in place to ensure that the Company's financial statements and reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

     16. Review financial and accounting personnel succession planning within the Company.

     17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director or officers' related party transactions and potential conflicts of interest. Discuss these matters with the independent auditors.

     18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                             SS&C TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2001


                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

         The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, Anthony R. Guarascio and James R. Burke, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C TECHNOLOGIES, INC. (the "Company") to be held on Thursday, May 24, 2001, at 9:00 a.m., at the Hartford Golf Club, 134 Norwood Road, West Hartford, Connecticut 06117-2297, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.

                           (PLEASE SIGN ON OTHER SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             SS&C TECHNOLOGIES, INC.

                                  MAY 24, 2001

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[x] Please mark your votes as in this example using dark ink only.

1. To elect the following nominees for Class II Director to serve for the ensuing three years (except as marked below):

         Nominees:         Joseph H. Fisher          David W. Clark, Jr.

                   / /  FOR                      / /   WITHHELD

                    both nominees
                (except as marked below)

         (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)


2. To approve an amendment to the Company's 1998 Stock Incentive Plan, as amended, to increase the number of shares of the Company's Common Stock, $.01 par value per share, authorized for issuance thereunder from 2,000,000 to 2,500,000 shares.

         / /   FOR                    / /  AGAINST                 / /  ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

         / /   FOR                    / /  AGAINST                 / /  ABSTAIN

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

         A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE                                MARK HERE IF YOU PLAN TO
FOR ADDRESS            / /               ATTEND THE MEETING                / /
CHANGE AND
NOTE AT LEFT
                                           Dated: ______________________, 2001



                                           ___________________________________
                                           Signature


                                           ___________________________________
                                           Signature if held jointly



NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

                                                                      APPENDIX C



                             SS&C TECHNOLOGIES, INC.

                            1998 STOCK INCENTIVE PLAN

1.       Purpose

The purpose of this 1998 Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of SS&C Technologies, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.       Administration, Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 750,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d)

         (e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         (f) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (1) in cash or by check, payable to the order of the Company;

         (2) except as the Board may otherwise provide in an Option Agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

         (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (iii) by payment of such other lawful consideration as the Board may determine; or

         (4) by any combination of the above permitted forms of payment.

6.       Restricted Stock

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights

8.       General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Acquisition Events

         (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), each outstanding Option or Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, unless the successor corporation refuses to assume or substitute for the Option or Award, in which case (i) the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable, (ii) all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (iii) any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event. If an Option or Award is exercisable in lieu of assumption or substitution in the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option or Award shall be fully exercisable for a period of not less than forty-five
(45) days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period.

Each Option or other Award assumed or substituted pursuant to the immediately preceding paragraph shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean any significant diminution in the optionee's title, authority, or responsibilities from and after such Acquisition Event or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event. "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company).

The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

         (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

               Adopted by the Board of Directors on March 19, 1998

                 Approved by the stockholders on April 30, 1998

                AMENDMENT NO. 1 TO THE 1998 STOCK INCENTIVE PLAN

                                       OF

                             SS&C TECHNOLOGIES, INC.

         The 1998 Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 5(e) of the Plan shall be deleted in its entirety and replaced with the following:

         "(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised."

2. Section 8(b) of the Plan shall be deleted in its entirety and replaced with the following:

         "(b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine, it being understood that an electronic form of Award shall be deemed to be a written instrument for purposes of the Plan. Each Award may contain terms and conditions in addition to those set forth in the Plan."

3.       Except as aforesaid, the Plan shall remain in full force and effect.



                           Adopted by the Board of Directors on October 19, 1999

                AMENDMENT NO. 2 TO THE 1998 STOCK INCENTIVE PLAN

                                       OF

                             SS&C TECHNOLOGIES, INC.

         The 1998 Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

         "(a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 2,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

2.       Except as aforesaid, the Plan shall remain in full force and effect.


                           Adopted by the Board of Directors on February 7, 2000

                           Approved by the stockholders on May 23, 2000

                AMENDMENT NO. 3 TO THE 1998 STOCK INCENTIVE PLAN

                                       OF

                             SS&C TECHNOLOGIES, INC.

         The 1998 Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

         "(a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 2,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

2.       Except as aforesaid, the Plan shall remain in full force and effect.



                           Adopted by the Board of Directors on February 8, 2001

                            SS&C TECHNOLOGIES, INC.
                               80 Lamberton Road
                           Windsor, Connecticut 06095


                                           April 27, 2001


VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-1004


Re:  SS&C Technologies, Inc.
     Commission File No. 000-28430
     Definitive Proxy Materials
     -----------------------------

Ladies and Gentlemen:

     Submitted herewith on behalf of SS&C Technologies, Inc. (the "Company") and pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, are definitive copies of the Notice of Annual Meeting, Proxy Statement and form of proxy in connection with the Company's Annual Meeting of Stockholders to be held on May 24, 2001. The Company expects to begin mailing such materials, including copies of its Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Commission on March 29, 2001, to its stockholders on April 27, 2001. This filing is being effective by direct transmission to the Commission's EDGAR system.

     In accordance with Rule 304(d) of Regulation S-T, the electronic filing submitted herewith contains a description in tabular form of the stock performance graph included in the Proxy Statement.

     Please direct any questions or comments regarding this filing to the undersigned at (860) 298-4500.


                                             Very truly yours,

                                             /s/ Anthony R. Guarascio

                                             Anthony R. Guarascio
                                             Senior Vice President and
                                             Chief Financial Officer